EXHIBIT 4.1

NUMBER		UNITS
U-__________

SEE REVERSE FOR CERTAIN DEFINITIONS	HYDE PARK ACQUISITION CORP. II

CUSIP 448640 201

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT ________________________________________________________________

is the owner of _______________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of Hyde Park Acquisition Corp. II, a Delaware corporation (the “Company”), and one (1) warrant (the “Warrants”).  Each Warrant entitles the holder to purchase one (1) share of Common Stock for $11.50 per share (subject to adjustment).  Each Warrant will become exercisable on the later of (i) thirty (30) days after the consummation by the Company of an initial merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”) and (ii) twelve (12) months after the closing of the Company’s initial public offering, and will expire unless exercised before 5:00 p.m., New York City Time, five (5) years after the consummation by the Company of an initial Business Combination, or earlier upon redemption or the Company’s liquidation (the “Expiration Date”).

The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to the forty-fifth (45th) day after the date of the prospectus relating to the Company’s initial public offering, subject to earlier separation in the discretion of Deutsche Bank Securities Inc.

By purchasing a Unit, which includes a share of Common Stock of the Company, the holder hereby irrevocably appoints the Company’s management to vote all shares of Common Stock held by the holder in excess of 10% of the shares sold in the Company’s initial public offering in favor of all proposals submitted for consideration in connection with any proposed Business Combination at such meeting.

The terms of the Warrants are governed by a Warrant Agreement, dated as of the date of the prospectus relating to the Company’s initial public offering, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.  Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By

Chairman	Secretary

Hyde Park Acquisition Corp. II

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -	_____ Custodian ______
TEN ENT –	as tenants by the entireties		(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship		under Uniform Gifts to Minors
	and not as tenants in common		Act ______________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event of the Company’s redemption of 100% of the shares sold in the Company’s initial public offering upon failure to consummate an initial business combination, if the holder seeks to sell his shares underlying the unit to the Company prior to the consummation of a business combination or if the holder seeks to convert or sell his respective shares underlying the unit upon consummation of such business combination.  In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.